EXHIBIT 10.55

Note: Certain portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment.

                      MEDICARE NETWORK MANAGEMENT AGREEMENT
                      -------------------------------------

                  THIS AGREEMENT is entered into by and between Doctors Health, Inc., a Maryland corporation ("Doctors Health"), and NYLCare Health Plans of the Mid-Atlantic, Inc., a Maryland corporation licensed to operate as a health maintenance organization ("NYLCare Mid-Atlantic") on October 1, 1997 (the "Signing Date"), to be effective as of the Effective Date.

                  WHEREAS, NYLCare Mid-Atlantic is a licensed HMO authorized to market the NYLCare Mid-Atlantic medicare risk product known as NYLCare 65 in the State of Maryland, the Commonwealth of Virginia, and in the District of Columbia;

                  WHEREAS, NYLCare Mid-Atlantic arranges for the provision of certain health services to persons enrolled in NYLCare 65 by contracting directly, or through intermediaries, with physicians, hospitals, and other health care practitioners and entities (the "NYLCare Mid-Atlantic Network");

                  WHEREAS,   NYLCare  Mid-Atlantic  has  concluded  that  it  is
necessary, desirable, and convenient in the operation and administration of NYLCare 65 to enter into an agreement for Medicare Network Management to provide certain management services to the NYLCare Mid-Atlantic Network;

                  WHEREAS, NYLCare Mid-Atlantic has, prior to the Effective Date, entered into an "Administrative Service Provider Contract for Medicare Global Services" (the "Doctors Health Risk Contract") with Doctors Health under which Doctors Health arranges to provide medical services to Enrollees who choose or are assigned to Doctors Health primary care physicians;

                  WHEREAS,   Doctors  Health  has  the  medical  management  and
demonstrated business expertise to perform the role of Medicare Network Manager as set forth herein.

                  NOW THEREFORE, in consideration of the mutual promises herein, NYLCare Mid-Atlantic and Doctors Health agree as follows:



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                                 1.0 DEFINITIONS
                                     -----------

                  As used in this Agreement, each of the following terms shall have the meaning set forth below:

         1.1 Adjusted Average Per Capita Cost (AAPCC) means the methodology used to develop the premium rate paid to health maintenance organizations by the Federal government for Medicare recipients in a given geographic region.

         1.2 Affiliate means a corporation or other legal entity related by common ownership, management, or control.

         1.3      Agreement means this Agreement.

         1.4 Capitated Services means those Covered Services which are provided or arranged by Participating Providers in exchange for a fixed monthly payment per Enrollee.

         1.5 Case Management means a program developed and administered by Doctors Health that provides Participating Physicians with the skills of registered nurses and licensed clinical social workers (collectively a "Case Manager") necessary to assist in the coordination of the care and services required by Members with catastrophic and/or chronic illnesses or injuries. Through this program, the Case Manager works in conjunction with the Physician, Member and Member's family to identify healthcare needs, develop a plan of care, establish realistic treatment goals, coordinate and monitor necessary resources, and evaluate treatment progress.

         1.6 Copayment means a fixed amount that an Enrollee is required to pay for any one of certain Covered Services pursuant to the Health Plan.

         1.7      Covered Services means those health care services:

                           (a) for which benefits are provided pursuant to the terms of the NYLCare 65 Medicare Health Plan; and

                           (b)      which are Medically Necessary.

         1.8      Data Bank means the National Practitioner Data Bank.

         1.9 Data Management means a service developed and administered by Doctors Health that coordinates the receipt and maintenance of payor eligibility and health benefit plan information and coordinates and integrates a variety of data necessary to yield reports reflecting the utilization, cost and quality performance of the Doctors Health Provider Network.

         1.10 Deductible means the amount that an Enrollee must pay for Covered Services per specified period in accordance with the Enrollee's Health Plan before benefits will be paid.

         1.11     Doctors Health means Doctors  Health,  Inc., a company engaged
                  in  the  managed  care  and  physician   practice   management
                  business.

         1.12 Doctors Health Enrollee means those Enrollees with respect to whom Doctors Health receives a capitation payment under the Doctors Health Risk Contract or are assigned to any Doctors Health Physician or NYLCare Mid-Atlantic Physician within the Doctors Health Service Area who is not a Primary Care Physician affiliated with Inova in the Virginia market.

         1.13 Doctors Health Network means the network of Participating Providers under the Doctors Health Risk Contract.

         1.14     Doctors  Health   Physicians  means  those  primary  care  and
                  specialist physicians referred to in the Doctors Health Risk Contract.

         1.15 Doctors Health Repricing Group means the Doctors Health employees assigned to and physically located at the NYLCare Mid-Atlantic administrative offices and who perform the functions described in Section 3.4.2(3) and (4) of this Agreement.

         1.16 Doctors Health Risk Contract means the Administrative Service Provider Contract for Medicare Global Risk Services in effect between NYLCare Mid-Atlantic and Doctors Health, under which Doctors Health arranges to provide medical services to Enrollees who choose or are assigned to Doctors Health Primary Care Physicians, a copy of which is attached as Exhibit 1 to this Agreement and incorporated by reference.

         1.17 Doctors Health Service Area means all Maryland counties, except for Prince George's county and all Virginia counties and cities.

         1.18 Effective Date means the Effective Date of this Agreement, which shall be October 1, 1997.

         1.19     Emergency Services means:

                           (a) inpatient or outpatient Covered Services that are needed immediately due to an injury or sudden illness and which may be rendered by a Participating Provider or, when the time required to reach a Participating Provider would mean permanent damage to the Enrollee's health, a non-Participating Provider; or

                           (b) those Covered Services defined to be Emergency Services by applicable statutes or regulations.

         1.20 Enrollee or Member means a person who is eligible for coverage, is enrolled in NYLCare 65 because the person is eligible for benefits under Title XIII of the Social Security Act, and is covered under a Medicare risk contract between NYLCare Mid-Atlantic and HCFA to provide services to persons receiving benefits.

         1.21     HCFA means the Health Care Financing Administration.

         1.22 HMO Laws means collectively, the federal Health Maintenance Organization Act of 1973 (42 U.S.C. Sec. 300e, et seq.) and applicable regulations thereunder; the Employee Retirement Income Security Act (29 U.S.C. Sec. 1001, et seq.) and applicable regulations thereunder, and applicable state statutory law, and the applicable regulations thereunder, as amended or promulgated from time to time.

         1.23     Health Plan means the NYLCare 65 Benefit Plan.

         1.24 Initial Term means the first thirty-six (36) months of the Agreement.

         1.25 Inova means Inova Integrated Services, Inova Health System, and its two limited liability companies, Premier Health Services, LLC and United Health Services, LLC.

         1.26 Medical Management means a comprehensive program developed and administered by Doctors Health to facilitate the delivery of the highest quality, most appropriate care in a cost effective manner. The components of Medical Management include Referral Management, Utilization Management and Case Management.

         1.27     Medically Necessary means that the service:

                           (a) is required for the diagnosis, treatment, or prevention of an illness or injury, or a medical condition such as pregnancy;

                           (b) could not be omitted without adversely affecting the Enrollee's condition;

                           (c) is generally accepted as safe and effective treatment under standard medical practice in the community where the service is rendered;

                           (d) is provided in the most cost-efficient manner that is consistent with an appropriate level of care; and

                           (e) is not primarily for the convenience of the Member or Provider.

         1.28 Membership Agreement means the Member's Group or Individual Service Agreement/Certificate of Coverage, Schedule of Benefits and any supplemental benefit riders, or comparable contractual documents describing the scope and conditions of coverage.

         1.29 NYLCare Mid-Atlantic Network means the existing network of Participating Providers under participation agreements with NYLCare Mid-Atlantic.

         1.30 NYLCare Mid-Atlantic Physicians means those primary care and specialist physicians who will be managed by Doctors Health under this Agreement and who have entered into a participation agreement with NYLCare Mid-Atlantic, other than those in the District of Columbia and Prince George's County, Maryland, to provide health care services to NYLCare 65 Enrollees.

         1.31 Network Management Services means those services provided by Doctors Health to NYLCare Mid-Atlantic with respect to Doctors Health Enrollees as set forth in Section 2.4 of this Agreement.

         1.32     Out-of-Area Urgent Services means services that:

                           (a) are needed urgently by an Enrollee while he or she is outside the Service Area, the need for which could not reasonably have been anticipated before the Enrollee left the Service Area; and

                           (b) cannot safely be postponed until the Enrollee can return to the Service Area to obtain care from or through his or her Participating PCP.

                  Out-of-Area Urgent Services do not include services provided by non-Participating Providers after the point at which the Enrollee could safely be transferred to the care of a Participating Provider.

         1.33     Outcomes  Measurement means the outcomes  measurement  program
                  provided   by   Doctors   Health  for   outcomes   measurement
                  activities.

         1.34 Participating Hospital means a hospital which has entered into an agreement with Doctors Health or with NYLCare Mid-Atlantic to provide or arrange for the provision of Covered Services to Enrollees in the Doctors Health Service Area.

         1.35 Participating Physician means a physician or a group of physicians who has entered into an agreement with Doctors Health or with NYLCare Mid-Atlantic to provide or arrange for the provision of Covered Services to Enrollees in the Doctors Health Service Area. Participating Physicians include Participating Primary Care Physicians and Participating Specialist Physicians.

         1.36 Participating Primary Care Physician ("PCP") means a Participating Physician:

                           (a) whose practice is primarily family medicine, internal medicine, or general pediatrics, or who is otherwise designated as a PCP by Doctors Health or NYLCare Mid-Atlantic; and

                           (b) who has agreed to provide primary care services and to coordinate and manage certain Covered Services for Enrollees who have selected or been assigned to such Participating Physician.

         1.37 Participating Provider means a Provider who has entered into an agreement with Doctors Health or with NYLCare Mid-Atlantic regarding, among other things, providing or arranging for the provision of Covered Services to Enrollees. Participating Providers include, without limitation, Participating Hospitals, Participating Physicians, and ancillary practitioners and facilities.

         1.38 Participating Specialist means a Participating Physician who has been credentialed by NYLCare as a Specialist Physician in one or more designated medical specialties.

         1.39     Parties means Doctors Health and NYLCare Mid-Atlantic.

         1.40     Party means either Doctors Health or NYLCare Mid-Atlantic.

         1.41 Payor means an employer, insurer, managed care organization, labor union, state or federal agency, trust, or other person or entity which has agreed to be responsible for funding benefit payments, or otherwise paying, for Covered Services provided to Enrollees under the terms of a Health Plan. NYLCare Mid-Atlantic is the applicable Payor for NYLCare 65.

         1.42 Policies and Procedures means all of NYLCare Mid-Atlantic's policies, procedures, and rules, including but not limited to the Provider Manual, as revised and amended from time to time, but as it relates to the Health Plan or adversely affects Doctors Health, only with the prior written consent of Doctors Health.

         1.43 Premium means the applicable AAPCC adjusted annually by HCFA, plus any subscriber or employer premiums.

         1.44 Program Requirements means the rules and procedures that establish conditions to be followed by Participating Providers with respect to NYLCare 65.

         1.45 Proper Referral means a prior written authorization, issued by a Participating PCP in accordance with Doctors Health's policies and procedure for the Enrollee to receive benefits for a particular Covered Service from a particular provider within a specified time frame. The Participating PCP shall make Proper Referrals only to Participating Specialists, Participating Hospitals, and other Participating Providers as pre-certified by Doctors Health and in accordance with all Doctors Health's and NYLCare Mid-Atlantic's applicable policies and procedures.

         1.46     Provider   means  a  duly  licensed  or  certified   health
                  care professional or health care facility.

         1.47 Provider Manual means the compilation of information regarding NYLCare Mid-Atlantic, other Payors, Health Plans, and Policies and Procedures regarding, without limitation, credentialing, utilization management and review, quality management, case management, enrollee grievance procedures, provider appeals, billing, and referrals as revised and amended from time to time, but as it relates to the Health Plan or adversely affects Doctors Health, only with the prior written consent of Doctors Health.

         1.48 Provider Network means the combined NYLCare Mid-Atlantic Network and Doctors Health Network of Participating Providers who together provide Covered Services to Enrollees in the Doctors Health Service Area.

         1.49     Quality   Management  means  the  processes   established  and
                  operated by Doctors Health or its designee relating to the quality of Covered Services.

         1.50 Referral Management means a process developed and administered by Doctors Health that provides for the maintenance of referral directories; authorization of referrals; clinical review of referrals for appropriateness and tracking and reporting of referral patterns.

         1.51 Utilization Management or Utilization Review means a function performed by Doctors Health to review and approve whether the services provided to or for Members are Covered Services and medically necessary and/or appropriate under the Health Plan.

         1.52 Utilization Management Program means the utilization management and review program designed and administered by Doctors Health or its agents for the determination of the medical necessity of medical services provided to Members.

                       2.0 DOCTORS HEALTH RESPONSIBILITIES

         2.1 Network Management. Doctors Health shall, with respect to all Participating Providers rendering services to Doctors Health Enrollees, perform all those delegated Network Management
                  Services as set forth in this Article 2 that are reasonably necessary for the proper, efficient, and exclusive operation of the Provider Network by Doctors Health. Such services shall be rendered to all Doctors Health Providers and to all other Participating Providers within the Doctors Health Service Area, and shall be performed in accordance with applicable law and regulation, accepted standards in the industry, and the reasonable exercise of Doctors Health's judgment.

         2.2 Professional Liability and Other Insurance. Doctors Health, at its cost and expense, shall procure and maintain such policies of general liability and professional liability insurance and other insurance as shall be necessary to insure Doctors Health and its employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any service by Doctors Health, the use of any property and facilities or equipment provided by Doctors Health, and the activities performed by Doctors Health in connection with this Agreement.

         2.3      General Responsibilities.

                           (a) Doctors Health shall not act in any manner that would prevent NYLCare Mid-Atlantic from efficiently performing its responsibilities under this Agreement in a business-like manner.

                           (b) Doctors Health shall coordinate with NYLCare Mid-Atlantic all press releases, public statements and other distributed literature, letters, notices or marketing materials pertaining to the relationship and this Agreement.

         2.4 Specific Responsibilities. Doctors Health shall, with respect to all Doctors Health Enrollees, provide those services to Doctors Health Providers and other Participating Providers in the Doctors Health Service Area that Doctors Health determines to be reasonably necessary for the exclusive management of the Provider Network for the Health Plan, including quality assurance, utilization management and review, finance, management, information systems management, credentialing, and other related services. Except to the extent necessary to discharge its supervisory responsibilities under applicable laws and regulations, NYLCare Mid-Atlantic hereby delegates to Doctors Health, as its exclusive Medicare Network Manager for the Doctors Health Service Area, the complete authority to determine, in its reasonable discretion, the form, scope, and manner of implementation of the Network Management Services to Doctors Health Providers and other Participating Providers in the Doctors Health Service Area. Within the scope of its delegated authority, Doctors Health shall, to the extent required by applicable law and regulation, or to the extent that, in its discretion, it deems such Network Management Services necessary to effect the purposes of this Agreement:

                           (a) Establish, implement, and administer a quality assurance program that determines clinical effectiveness, patient satisfaction, patient compliance, accessibility and availability of services, efficiency and appropriateness of Covered Services, and continuity of care of Doctors Health Enrollees.

                           (b) Establish, implement and administer utilization management and review programs that provide prospective, concurrent and retrospective review of services rendered by NYLCare Mid-Atlantic Physicians to Doctors Health Enrollees.

                           (c) Establish, implement, and administer accounting procedures and controls for the efficient administration of the Provider Network, including, but not limited to, auditing, budgeting, cash management, and systems for the preparation of appropriate financial reports.

                           (d) Establish and maintain bank accounts in the name of Doctors Health; deposit in such bank accounts all moneys received from participation in the Health Plan and make such disbursements from such accounts on behalf of Participating Providers in such amounts and at such times as the same are reasonably required and as is customary for the industry. In connection with the foregoing, the parties recognize that: (1) as part of its business Doctors Health may from time to time be unable to keep Participating Providers' funds separate from other Doctors Health funds and may therefore commingle Participating Providers' funds and accounts with those of Doctors Health and others,
                           (2) Doctors Health may, under certain arrangements with Participating Providers, be entitled to pay to itself management fees and other amounts due and owing, if any, from such accounts, and (3) Doctors Health will use all commercially reasonable efforts to keep Participating Providers' funds separate from other moneys whenever possible and to the extent possible, shall separately account and report for all Participating Providers' funds, including commingled funds.

                           (e) Design, implement, and administer such systems, policies and procedures as it may deem necessary to discharge its responsibilities related to claims administration set forth in Section 3.4.

                           (f) Advance the development of a program for the coordination of benefits and a subrogation program, where applicable. Doctors Health shall have the right to retain for its own account subrogation revenue on behalf of Participating Providers.

                           (g) Advance the design and implementation of an integrated managed care information system, which provides for patient enrollment, eligibility and referral management capabilities to service the Provider Network.

                           (h) As delegated by NYLCare Mid-Atlantic, implement credentialing standards and protocols which are designed to permit inclusion and verify the professional credentials of Participating Physicians.

                                    (i) Establish, with NYLCare Mid-Atlantic,  a
                                    timely   system   for    certification    or
                                    verification  of  Members'  eligibility  and
                                    process  referral  requests,   in  a  timely
                                    manner,  from  Participating   Providers  in
                                    accordance with the requirements established in the participation agreements and the Policies and Procedures. Each referral will be reviewed, based upon established medical criteria, to ensure that

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

                                    the  referral  is appropriate  under  the
                                    applicable  Doctors Health   requirements
                                    regarding   medical necessity    and
                                    utilization.    Referral authorizations will
                                    be approved,  routed to the appropriate
                                    specialty care provider, or denied due to noncompliance with applicable Doctors Health requirements.

                                    (j)  Design  and   implement   one  or  more
                                    incentive   programs  to  be   allocated  to
                                    Participating  Providers  to reward  patient
                                    service,  patient  satisfaction,  compliance
                                    with  policies  and   procedures,   and  the
                                    practice of cost  effective and high quality
                                    medicine.   Such  incentive  programs  shall
                                    comply  with the  Physician  Incentive  Plan
                                    Rules  set   forth  in  42  U.S.C.   Section
                                    1395mm(i)(8), and Doctors Health shall be responsible for funding any necessary stop loss insurance.

                                    (k) As  required  by  Section  2.16,  assist
                                    NYLCare  Mid-Atlantic as necessary in making
                                    capitation    payments   to    Participating
                                    Providers in a timely manner.

                                    (l) Establish and implement  community based
                                    education   programs   designed  to  educate
                                    Medicare  eligible  patients  regarding  the
                                    benefits   associated  with  managed  health
                                    care,  which  programs  shall  be  approved,
                                    co-sponsored,   and  paid  for  by   NYLCare
                                    Mid-Atlantic.

                         Each of the foregoing Network Manager Services may be
                  provided by Doctors Health in whole or in part to any one or more of Doctors Health Providers or other Participating Providers in the Doctors Health Service Area, in Doctors Health's sole discretion.

         2.5 Accounting and Administrative Records. Doctors Health shall, and shall cause each Participating Provider to, maintain accurate accounting and administrative books and records consistent with the Policies and Procedures for all Covered Services rendered to Members for a minimum of six (6) years. Doctors Health shall provide to NYLCare Mid-Atlantic, on a monthly basis, a written report that identifies all payments made and to be made by Doctors Health to Participating Providers, if any. Annual financial statements shall be prepared by Doctors Health in accordance with generally accepted accounting principles, and shall be provided to NYLCare Mid-Atlantic on an annual basis. NYLCare Mid-Atlantic and its agents and representatives, as well as representatives of the federal Department of Health and Human Services and state agencies having jurisdiction over the subject matter of this Agreement or the Parties, shall have the right upon

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

                  reasonable prior notice to inspect, audit, and copy at mutually agreed upon times all such accounting and administrative books and records of Doctors Health and each Participating Provider.

         2.6 Letter of Credit. Doctors Health will, within thirty (30) days of the Effective Date, provide NYLCare with an irrevocable standby Letter of Credit from a financial institution reasonably acceptable to NYLCare Mid-Atlantic. This Letter of Credit is intended by the parties to satisfy Doctors Health's financial responsibility to Participating Providers for Covered Services rendered to Members. Such letter of credit shall comply with applicable state law and the Policies and Procedures. The parties agree that Doctors Health has demonstrated to NYLCare Mid-Atlantic that the letter of credit required under this Section is sufficient to satisfy Doctors Health's obligations to Participating Providers for Covered Services rendered to Members.

                                    (a) The Letter of Credit is  intended by the
                                    parties to serve  solely as security for the
                                    payment    of   claims   to    Participating
                                    Providers. NYLCare Mid-Atlantic shall not be
                                    permitted  to draw on the  Letter  of Credit
                                    except to pay any balance due under  Section
                                    3.4.3   following  the   expiration  of  the
                                    applicable sixty (60) day waiting period.

                                    (b)  The   parties   acknowledge   that  the
                                    provisions  of this  Section 2.6 and Section
                                    2.5 above are  intended  to comply  with the
                                    terms and  conditions of the Annotated  Code
                                    of   Maryland,   Health   General,   Section
                                    19-713.2   and   any  of  its   implementing
                                    regulations.

                    3.0 NYLCARE MID-ATLANTIC RESPONSIBILITIES

         3.1 Delegation of Medical Management. In accordance with standards set forth by the National Committee on Quality Assurance ("NCQA"), NYLCare Mid-Atlantic hereby delegates, on an exclusive basis, the Medical Management for the Provider Network to Doctors Health with respect to all Covered Services rendered to a Doctors Health Enrollee; provided, however, that NYLCare Mid-Atlantic shall have oversight of such delegated responsibility as may be required in accordance with regulatory requirements and in accordance with the standards set forth by NCQA.

                           (a) Doctors Health shall be the exclusive contractor to NYLCare Mid-Atlantic for the services to be performed under this Agreement to Doctors Health Providers and other Participating Providers in the Doctors Health Service Area. NYLCare Mid-Atlantic, for the Term hereof, hereby

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

                           appoints Doctors Health, and Doctors Health hereby accepts such appointment, as NYLCare Mid-Atlantic's exclusive Medicare Network Manager to act on behalf of NYLCare Mid-Atlantic with regard to the duties herein delegated hereunder.

                           (b) Doctors Health shall have a right of first refusal to the exclusive Medicare Network Manager for
                           Enrollees: (i) in the District of Columbia; (ii) in Prince George's County, Maryland; or (iii) who have selected or are assigned to an Inova Primary Care Physician. NYLCare Mid-Atlantic shall not enter into a network management arrangement which includes responsibility for Enrollees in the District of Columbia or Prince George's County, Maryland, or for Enrollees who have selected or are assigned to an Inova Primary Care Physician with any third party, without first determining whether Doctors Health is willing or able to assume such network management responsibilities upon terms substantially similar to those agreed to by any responsible third party.

         3.2 Scope of Delegation. NYLCare Mid-Atlantic hereby delegates to Doctors Health all of the specific responsibilities set out in
                  Section 2.4 as they relate to Doctors Health Providers, other Participating Providers in the Doctors Health Service Area, Covered Services otherwise rendered to Doctors Health
                  Enrollees, its rights under its Primary Care Physician Provider Contracts, Specialty Network Services Agreements, and Hospital Provider Agreements in effect within the Doctors Health Service Area, except for the right to terminate such contracts or agreements, all of the rights related to Doctors Health participation in claims administration set forth in
                  Section 3.4; and all other rights and responsibilities necessary to carry out the purposes of this Agreement.

         3.3 Retained Responsibilities. NYLCare Mid-Atlantic will retain responsibility for contracting and administrative functions which are not delegated to Doctors Health under this Agreement. The contracting and administrative functions retained by NYLCare Mid-Atlantic include, but are not limited to:

                           (a) Serving as a direct resource to enrollees, which shall include but not limited to, administering NYLCare Mid-Atlantic's standard Medicare appeals and grievances process;

                           (b) Generating Participating Provider directories, and providing updates or amendments as and when requested by Doctors Health;

                           (c) Administering participation agreements for the NYLCare Mid-Atlantic Physicians;

                           (d) Defining standards for professional liability insurance and credentialing;

                           (e) Approving the credentialing of all Participating Providers in accordance with NCQA standards;

                           (f) Generating Provider Manuals, which shall designate Doctors Health as the exclusive Medicare Network Manager; and

                           (g) Claims Administration subject to the terms and conditions of Section 3.4 below.

         3.4      Claims Administration.

                           3.4.1 Claims Payments. NYLCare Mid-Atlantic is solely responsible for making payments for any and all claims for non-capitated Covered Services in cooperation with Doctors Health and otherwise in accordance with the procedures in this Section 3.4. Claims payments to Participating Providers for non-capitated Covered Services, processed and approved strictly in accordance with this Section 3.4, shall be made by NYLCare Mid-Atlantic and then deducted from the compensation due Doctors Health under Section 6.1 of this Agreement subject to all of the conditions set forth in subparagraph 3.4.3 below.

                           3.4.2 Claims Submission, Review and Disposition.

                                    (1)  Participating  Providers  shall  submit
                                    claims   to   NYLCare    Mid-Atlantic    for
                                    non-capitated  Covered Services  rendered to
                                    Members. Each Participating Provider shall submit such claims in accordance with the Policies and Procedures.

                                    (2) NYLCare Mid-Atlantic shall review all claims for non-capitated Covered Services to Enrollees by Participating Providers and make an initial determination:

                                            (a) whether the Enrollee is eligible
                                            under the Health Plan;

                                            (b) whether  the  Participating
                                            Provider  provided  the  Enrollee
                                            with a Covered Service;

                                            (c) whether the Covered  Service was
                                            authorized  by  Doctors   Health  in
                                            accordance   with   Doctors   Health
                                            policies and  procedures  in effect,
                                            and      provided     to     NYLCare
                                            Mid-Atlantic,  and as  amended  from
                                            time to time in the sole  discretion
                                            of  Doctors   Health  (the  "Doctors
                                            Health  Policies  and  Procedures");
                                            and

                                            (d)  whether,   for  bundled  claims
                                            submitted   by  hospitals  or  other
                                            institutional providers, the Covered
                                            Service  was  authorized  by Doctors
                                            Health in the form it was  submitted
                                            and,  if  not,  to   determine   the
                                            correct manner in which the claim is
                                            to be unbundled or deoptimized.

                                    (3)   NYLCare    Mid-Atlantic   shall   give
                                    preliminary  approval  or  denial to a claim
                                    processed   under  Section   3.4.2(2)  above
                                    within ten (10)  calendar days of receipt of
                                    the claim.  NYLCare  Mid-Atlantic shall then
                                    transfer  all  claims  which  receive  their
                                    preliminary approval directly to the Doctors
                                    Health  Repricing  Group.  Upon receipt of a
                                    transferred   claim,   the  Doctors   Health
                                    Repricing  Group  shall  then  have ten (10)
                                    calendar   days   to  make   the   following
                                    determinations:

                                            (a) whether the Covered  Service was
                                            authorized by Doctors Health in
                                            accordance with the Doctors Health
                                            Policies and Procedures;

                                            (b) if the claim is a bundled claim,
                                            whether the claim has been unbundled
                                            or  deoptimized  in accordance  with
                                            the  Doctors  Health   Policies  and
                                            Procedures  and, if not, the correct
                                            manner  in which  the claim is to be
                                            unbundled or deoptimized; and

                                            (c) setting   the  price  for  the
                                            Covered Service as the lowest of the
                                            NYLCare   Mid-Atlantic   rate,   the
                                            Medicare rate, or the Doctors Health
                                            rate.

                                    (4) Doctors Health shall, once it has made the determinations set forth in Section 3.4.2(3)(a)-(c) above, transfer the claim back to NYLCare Mid-Atlantic with one of the following designated actions which shall be followed by NYLCare Mid-Atlantic:

                                            (a) The  claim  is  approved  for
                                            payment  at  the  price  set in
                                            Section 3.4.2(3)(c) above for a
                                            Participating Provider;

                                            (b) The claim is denied  because the
                                            Covered  Service was not  authorized
                                            by Doctors Health in accordance with
                                            the  Doctors  Health   Policies  and
                                            Procedures; or

                                            (c) The claim is approved in part at
                                            the price set in Section 3.4.2(3)(c)
                                            and  denied  in part  in  accordance
                                            with the unbundling and deoptimizing
                                            rules  set  forth  in  the   Doctors
                                            Health Policies and Procedures,  and
                                            applied to the submitted claim.

                           3.4.3 Payment of Approved Claims. NYLCare Mid-Atlantic shall make timely payment for all approved claims in the amount approved by Doctors Health, in accordance with the provisions of Section 3.4.2(4) above, and in accordance with applicable law and regulation. The total payments on such claims made to Participating Providers by NYLCare Mid-Atlantic in any calendar month shall be deducted from the compensation due to be paid to Doctors Health under Section 6.1 on the tenth (10th) day of the following month. In the event that the total amount for claims paid by NYLCare Mid-Atlantic exceeds the total compensation due to be paid to Doctors Health for that month, then NYLCare Mid-Atlantic shall invoice Doctors Health for the balance due and Doctors Health shall pay NYLCare Mid-Atlantic within sixty (60) days of the date of receipt of the invoice.

                           3.4.4    Special   Representations  of  NYLCare
                                    Mid-Atlantic.   NYLCare   Mid-Atlantic
                                    represents  that it will  perform  all of
                                    its  obligations  related  to  claims
                                    administration  in a  commercially
                                    reasonable  manner,  strictly in accordance
                                    with the terms and  conditions  of this
                                    Section 3.4, and strictly in accordance with
                                    the  applicable  standards  in the  health
                                    care  industry  for the timely adjudication
                                    and  payment  of  claims.   Any  penalties,
                                    including interest payments required by applicable law, associated with the failure to pay claims in a timely fashion and within the periods required by applicable law, shall be borne by NYLCare Mid-Atlantic and not Doctors Health. At any time during the Initial Term of this Agreement, when conditions warrant, Doctors Health may make one or more of the following determinations, using its discretion reasonably applied, that NYLCare Mid-Atlantic has:

                                            (a)   failed  to   demonstrate   the
                                            ability or the  capacity  to perform
                                            all of its  obligations  related  to
                                            claims  administration in accordance
                                            with the  terms  and  conditions  of
                                            this Agreement; or

                                            (b)   failed  to   demonstrate   the
                                            ability or the  capacity  to perform
                                            all of its  obligations  related  to
                                            the timely  adjudication and payment
                                            of claims in the manner  required or
                                            contemplated  by  applicable  law or
                                            otherwise    in    a    commercially
                                            reasonable manner; or

                                            (c)   failed  to   demonstrate   the
                                            ability or the  capacity  to perform
                                            all of its  obligations  related  to
                                            the timely  adjudication and payment
                                            of  claims  in  accordance  with the
                                            applicable  standards  in the health
                                            care industry.

                           3.4.5 Special Rights of Doctors Health. In the event that Doctors Health makes one or more of the determinations set out in Section 3.4.4(a)(b) or (c) above, and NYLCare Mid-Atlantic, within ten (10) days of receiving written notice of the
                                    determination   from  Doctors   Health,
                                    agrees  and  does  not  dispute  such
                                    determination, then NYLCare Mid-Atlantic shall, within sixty (60) days of such date assign the functions of claims administration to Doctors Health under a Network Management Agreement. If, within ten (10) days of receiving written notice of the determination NYLCare Mid-Atlantic disputes the determination by Doctors Health, then the dispute shall be resolved in accordance with the provisions of
                                    Section 6.0 below. If a majority of the
                                    arbitrators decide that Doctors Health has made a correct determination, then a final and binding decision to that effect shall be issued under Section 8.6(c). Within sixty (60) days of the issuance of the final and binding decision by AAA, NYLCare Mid-Atlantic shall assign the function of claims administration to Doctors Health under a Network Management Agreement, and the parties thereafter agree to use their good faith best efforts to amend this Agreement to implement the necessary process for the orderly and efficient assignment of Claims Administration to Doctors Health.

         3.5 Product Description. NYLCare Mid-Atlantic shall retain responsibility for the Product Description, but any changes to the Product Description may not be made without the prior approval of Doctors Health, which shall not be unreasonably withheld. In the event that any change in the Product Description increases the financial risk to Doctors Health under this Agreement, then NYLCare Mid-Atlantic shall pay additional compensation to Doctors Health in an amount that is reasonably established by the parties.

         3.6 Amendments to Participation Agreements. On or before November 1, 1997, NYLCare Mid-Atlantic shall notify, in writing, all [Doctors Health Physicians and all] NYLCare Mid-Atlantic Physicians in the Doctors Health Service Area or otherwise rendering Covered Services to any Doctors Health Enrollee that certain amendments will be made to their participation agreements effective January 1, 1998. The parties agree to cooperate regarding and mutually agree upon any additional amendments requested by Doctors Health. [This notice will be issued jointly by Doctors Health and NYLCare Mid-Atlantic.] The notice shall include at least the following:

                           (a) All prior incentive and/or bonus programs, including the Incentive Compensation Plan pertaining to Medicare Members, made effective on January 1, 1997, are, unless Doctors Health has informed NYLCare to the contrary, terminated.

                           (b) In the event that a Participating Provider has a participation agreement with both NYLCare Mid-Atlantic and Doctors Health, the Participating Provider will agree to accept payment according to the lower of the NYLCare Mid-Atlantic fee schedule, the Medicare fee schedule, or the Doctors Health fee schedule;

                           (c) The Participating Providers will provide services in accordance with a revised incentive/bonus arrangement that may be (but need not be) established by Doctors Health, and said compensation arrangement will, when and if established, with respect to physicians or physician groups, comply with the Physician Incentive Plan Rules as set forth in 42 U.S.C. Section 1395 mm(i)(8);

                           (d) The  Participating  Providers will participate in
                           all  continuing   education  and  marketing  programs
                           arranged by Doctors Health;

                           (e) The Participating Primary Care Providers will cooperate with Doctors Health and NYLCare in an effort to educate their Medicare eligible patients regarding the benefits of Medicare HMOs (including NYLCare Mid-Atlantic), and will assist Doctors Health and NYLCare Mid-Atlantic (at no cost or inconvenience to the Participating Primary

                           Care  Providers)  in preparing  mailings and other
                           correspondence to such Participating   Primary  Care
                           Provider's   Medicare eligible patients.

                           (f) The Participating Providers will participate in and be bound by the policies and procedures adopted by Doctors Health to implement the terms and conditions of this Agreement.

                           (g) Doctors Health, as the Medicare Network Manager, will have the exclusive right to limit, direct or focus referrals within the Provider Network, to select Participating Providers, and to preauthorize and pre-certify all or any portion of all referrals;

                           (h) The sanctioning process listed on page VI-4 of the Manual shall be applied to all Participating Providers in the NYLCare Mid-Atlantic Network, and will constitute any and all required notice and cure for purposes of the termination provisions of their participation agreements. Once the panel, which shall include at least one Doctors Health representative in its membership, has determined at the final step of the sanctioning process that the Participating Provider has failed to comply with the policies and procedures regarding referrals, pre-authorization and pre-certification thereof, the participation agreement will be terminated and such termination will not be subject to arbitration.

         3.7      Enforcement  of  Existing  Agreements.   NYLCare  Mid-Atlantic
                  recognizes that Doctors Health has assumed significant financial risks in managing the Provider Network, and that Doctors Health will be relying on NYLCare Mid-Atlantic to enforce various rights and obligations under participation agreements with NYLCare Mid-Atlantic Physicians. NYLCare Mid-Atlantic represents and warrants that it has entered into such contractual or other legally binding arrangements as are necessary to ensure that the provisions of this Agreement creating obligations in the NYLCare Mid-Atlantic Physicians are enforceable by NYLCare Mid-Atlantic against such NYLCare Mid-Atlantic Physicians.

                           (a) NYLCare Mid-Atlantic agrees to cooperate in good faith to enforce compliance by the NYLCare Mid-Atlantic Network with Doctors Health's utilization standards and other medical and care management tools and procedures, including the referral of Doctors Health Enrollees to the Doctors Health Network for Covered Services, in order to provide the highest quality care at the best possible price in the most appropriate setting. The extent of NYLCare's cooperation shall include, but not be limited to, the termination of any NYLCare Mid-Atlantic Physician's rights to continue providing Covered Services in the Health Plan, upon receipt of a written request from Doctors Health. The written request shall state that the NYLCare Mid-Atlantic physician (or group or intermediary through which such physician is a Participating Provider) has failed to cooperate and abide by Doctors Health's programs and procedures, has
                           breached the provisions of   the   participation
                           agreement   with   NYLCare Mid-Atlantic,  or has
                           otherwise failed or refused to take, action that materially and adversely effects the reputation or
                           financial   success  of  Doctors Health,  the health
                           or well being of any patient, or the interests of other Participating Providers.

                           (b) Upon request by NYLCare Mid-Atlantic, Doctors Health shall provide NYLCare Mid-Atlantic with written evidence of any alleged failure, material breach, act or omission serving as cause for the termination of a NYLCare Mid-Atlantic Physician's participation agreement, and will at all times cooperate in good faith in all efforts to afford any non-compliant NYLCare Mid-Atlantic Physician or Participating Provider with a reasonable opportunity to cure any default or failure to perform.

                           (c) Any termination at the request of Doctors Health shall, where possible, be made "for cause" pursuant to Section 13.2 of NYLCare Mid-Atlantic's standard Primary Care Physician Provider Contract, or pursuant to Section 16.2 of its standard Specialty Network Services Agreement, or pursuant to Section 15.2 of its standard Hospital Provider Agreement, or such other provisions permitting termination for cause, and if such a "for cause" termination cannot in good faith be made by NYLCare Mid-Atlantic, the termination will be made under Section 13.3 of NYLCare's standard participation agreement, or such other provisions permitting termination without cause as may be applicable.

         3.8 Marketing Activities. NYLCare Mid-Atlantic shall aggressively and in good faith use its best efforts to engage in the following marketing activities:

                           (a) Provide to Participating Providers Health Plan brochures for distribution at a health fair or in their offices. The brochures shall not include an application for enrollment in the Health Plan.

                           (b) Co-sponsor events such as open houses or health fairs with Doctors Health.

                           (c) Market and advertise by television, radio, direct
                           mail,   testimonials,   posters,  fliers,  and  print
                           advertisements.

                           (d) Commit the level of staff and financial resources necessary to successfully expand the membership in NYLCare 65 in the Doctors Health Service Area such that the level of effort expended by NYLCare Mid-Atlantic is at least equal to the level of effort by competitors of the NYLCare 65 product in the Doctors Health Service Area.

                           (e) Implement  such  other   marketing   strategies,
                           consistent with applicable law and regulation, which are calculated to expand the membership in NYLCare 65 in the Doctors Health Service Area.

         3.9 Marketing Reports. NYLCare Mid-Atlantic shall provide quarterly reports to Doctors Health, within thirty (30) days following the close of each quarter, with the first such report due on or before January 30, 1998, which contain the following information:

                           (a) the expenditures in the previous quarter for marketing NYLCare 65 in the Doctors Health Service Area;

                           (b) a listing of all of the marketing efforts employed in the previous quarter which satisfy the requirements of Section 3.6 (a) through (f) above;

                           (c) a listing of the number of new Enrollees for the quarter; and

                           (d) an overview of the additional marketing efforts to be employed in the next quarter.

         3.10 Public and Governmental Relations. NYLCare Mid-Atlantic shall be solely responsible for the advertising and promotion, public relations and governmental requirements relating to this Agreement, specifically including assuring compliance with applicable laws and regulations relating to its organization and operation as an HMO. Such requirements shall include the satisfaction of all reporting requirements to State and Federal agencies and organizations insuring the solvency of the HMO. Doctors Health shall provide NYLCare Mid-Atlantic will all the necessary information on a timely basis to meet such requirements and otherwise fully cooperate in assuring ongoing compliance with operational and reporting requirements of regulatory agencies. Nothing in this Section shall prohibit Doctors Health from advertising and promoting its services to the public.

         3.11 Integration of Doctors Health's Systems. NYLCare Mid-Atlantic will cooperate as required by Doctors Health in customizing all systems, processes, and communications with Participating Providers and Enrollees to accommodate the integration of Doctors Health's medical management, claims and network management functions (as defined and limited by Section 3.4), with NYLCare Mid-Atlantic's retained administrative functions.

         3.12 Designated Fiduciary. NYLCare Mid-Atlantic agrees that its will remain the designated fiduciary with regard to Medicare risk enrollees.

         3.13     Professional   Liability   and   Other   Insurance.    NYLCare
                  Mid-Atlantic, at its cost and expense, shall procure and maintain such policies of general liability and professional liability insurance and other insurance as shall be necessary to insure NYLCare Mid-Atlantic and its employees against any claim or claims for damages arising by reason of personal injuries or death occasioned directly or indirectly in connection with the performance of any service by NYLCare Mid-Atlantic, the use of any property and facilities or equipment provided by NYLCare Mid-Atlantic, and the activities performed by NYLCare Mid-Atlantic in connection with this Agreement.

         3.14     Miscellaneous Responsibilities.

                           (a) NYLCare Mid-Atlantic shall not act in any manner that would prevent Doctors Health from efficiently performing its responsibilities under this Agreement in a business-like manner.

                           (b) NYLCare Mid-Atlantic shall coordinate with Doctors Health all press releases, public statements and other distributed literature, letters, notices or marketing materials pertaining to the relationship and this Agreement.


                       4.0 REPRESENTATIONS AND WARRANTIES

         4.1 Authority. Each of the parties represents and warrants that it has the corporate authority to enter into this Agreement, and that to the best of its knowledge, no consents or approvals, other than Board of Director approvals is necessary to enter into this Agreement.

         4.2 Violation of Preexisting Agreements. Each of the parties represents and warrants that by entering this Agreement they are not violating any preexisting agreement with a third party.

         4.3 Compliance with Applicable Laws. NYLCare Mid-Atlantic and Doctors Health shall each comply in all material respects with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement and shall carry out its duties under this Agreement exercising normal and customary business judgment.

         4.4 Historical Costs. NYLCare Mid-Atlantic represents and warrants that the historical pharmacy, institutional, ancillary and capitated carveout costs set forth on Schedule 4.3 are accurate in all material respects.


                            5.0 PHYSICIAN RECRUITMENT

         5.1 Doctors Health Physicians. All physicians who are or, at any time during the term of this Agreement, become affiliated with Doctors Health or any Doctors Health Affiliate shall be deemed Doctors Health Physicians, including Primary Care Physicians whose practices are or become owned by or affiliated with the Avanti Group, through NYLCare Mid-Atlantic or directly with Doctors Health, at the Avanti Group's election. Such physicians shall be deemed to be Doctors Health

                  Physicians regardless of whether the Avanti Group is controlled by or under common control with Georgetown University Hospital or the Georgetown Faculty Practice and regardless of whether the physician is located in the District of Columbia or Prince Georges County, Maryland. Once a physician is deemed to be a Doctors Health Physician, then Doctors Health shall only receive compensation for Doctors Health Enrollees who choose or are assigned to such physicians under the Risk Contract attached as Exhibit 1 and not under Section 6.1 of this Agreement.

         5.2 Participation in Health Plan. All Doctors Health Primary Care Physicians will participate in the Health Plan by December 31, 1997.

         5.3 Doctors Health Recruitment. Doctors Health may recruit the following physicians to become Doctors Health Physicians in addition to all physicians in the Doctors Health Service Area:

                           (a) All physicians, including NYLCare Mid-Atlantic Physicians, including physicians in the District of Columbia and Prince George's County, Maryland.

                           (b) Physicians   with   a   previous    contractual
                           relationships with Inova Integrated Services or any of its related entities.

         5.4 NYLCare Mid-Atlantic will transfer a NYLCare Mid-Atlantic Physician who becomes a Doctors Health Physician effective within thirty (30) days of notification from Doctors Health or the NYLCare Mid-Atlantic Physician.

                                   6.0 PAYMENT

         6.1 General. On or before the tenth day of each month during the Term, beginning October 10, 1997, NYLCare Mid-Atlantic will pay Doctors Health the amount set forth in Attachment B. The parties acknowledge that Doctors Health receives all of its compensation for providing Covered Services to Doctors Health Enrollees who have chosen or have been assigned to a Doctors Health Physician under the Doctors Health Risk Contract.

         6.2 Capitation Payments. Doctors Health will be responsible for making capitation payments to all NYLCare Mid-Atlantic Physicians and to all Doctors Health Physicians providing Covered Services to Doctors Health Service Enrollees.

         6.3      Other Administrative Records.  Doctors Health shall, and shall
                  cause  each  Participating   Provider  to,  maintain  accurate
                  accounting  and  administrative  books
                  and records consistent with the Policies and Procedures for all Covered Services rendered to Members for a minimum of six (6) years. Doctors Health shall provide to NYLCare Mid-Atlantic, on a monthly basis, a written report that identifies all payments made and to be made by Doctors Health to Participating Providers, if any. Annual financial statements shall be prepared by Doctors Health in accordance
                  with  generally  accepted   accounting principles,  and shall
                  be provided to NYLCare Mid-Atlantic on an annual basis. NYLCare Mid-Atlantic, Payors, and their agents and representatives, as well as representatives of the federal Department of Health and Human Services and state agencies having jurisdiction over the subject matter of this Agreement or the Parties, shall have the right upon reasonable prior notice to inspect, audit, and copy at mutually agreed upon times all such accounting and administrative books and records of Doctors Health and each Participating Provider.

         6.4 Letter of Credit. Doctors Health will, within thirty (30) days of the Effective Date, provide NYLCare with an irrevocable standby Letter of Credit at a financial institution reasonably acceptable to NYLCare Mid-Atlantic. This Letter of Credit is intended by the parties to satisfy Doctors Health's obligations to Participating Providers for Covered Services rendered to Members. Such letter of credit shall comply with applicable state law and the Policies and Procedures. NYLCare Mid-Atlantic acknowledges that the letter of credit required under this Section is sufficient to satisfy Doctors Health's obligations to Participating Providers for Covered Services rendered to Doctors Health Enrollees.

                           (a) The initial notional amount of the Letter of Credit will be $*** million dollars. The notional amount of the Letter of Credit will be increased to $*** million dollars on the sixtieth (60th) day following the Effective Date. Thereafter, on each anniversary of the Effective Date, the notional amount of the Letter of Credit will be adjusted to be an amount equal to sixty (60) days of average claims for the immediately preceding twelve (12) month period, based on the beginning of the contract year in question.

                           (b) The Letter of Credit is intended by the parties to serve solely as security for the payment of claims to Participating Providers. NYLCare Mid-Atlantic shall not be permitted to draw on the Letter of Credit for any other purpose, and may do so only to pay the balance due under Section 3.4.3 following the expiration of the sixty (60) day waiting period.

                           (c) The parties acknowledge and agree that the letter of credit referred to in this Agreement satisfies in all respects the obligation of Doctors Health to provide a letter of credit under Section 3.21 of the Doctors Health Risk Contract.

                           (d) Doctors Health must maintain the Letter of Credit at all times during the Term of this Agreement. In the event of any termination of this Agreement by NYLCare Mid-Atlantic for cause, or a termination of this Agreement by the expiration of the initial term or any renewal term, the Letter of Credit will remain in effect for one hundred eighty (180) days following the termination date.

         6.5 Recoupment for Overpayment. If at any time during the term of this Agreement NYLCare Mid-Atlantic determines and demonstrates to Doctors Health that it has made an incorrect overpayment to Doctors Health within one hundred and eighty
                  (180) days of such payment, NYLCare Mid-Atlantic shall have the right, after giving Doctors Health thirty (30) days prior written notice, to recover from Doctors Health the full amount incorrectly overpaid. Such recovery may be in the form of set off, withhold of future payments, or demand for repayment.

         6.6 Recoupment for Underpayment. If at any time during the term of this Agreement Doctors Health determines and demonstrates to NYLCare Mid-Atlantic that it has made an incorrect underpayment to Doctors Health, then NYLCare Mid-Atlantic shall remit to Doctors Health said underpayment within thirty
                  (30) days.

         6.7 Recoveries from Third Parties. Recoveries of payments from any third party by subrogation shall be retained by Doctors Health, to the extent permitted by regulation.

                            7.0 TERM AND TERMINATION

         7.1 Term of Agreement. This Agreement shall begin on the Effective Date and, unless otherwise terminated in accordance with the provisions hereof, shall have an initial term ending on the third (3rd) anniversary of the Effective Date; provided, however, that after the initial term ends as provided in this Section, this Agreement shall continue from year to year thereafter, unless terminated by a party upon 90 days' prior written notice delivered to the other party or otherwise in accordance with the provisions hereof.

         7.2 Termination for Cause. The parties agree that they will promptly notify the other in the event of any of the following, and that upon the occurrence of any such event, either party may, but shall not be required to, terminate this Agreement upon ninety (90) days written notice to the other:

                           (a) Failure to maintain any insurance required under this Agreement;

                           (b) Dissolution, termination of existence, insolvency or business failure of either party, commission of any act of bankruptcy by, or appointment of a receiver or other legal representative for any party of the property of either party;

                           (c) Assignment for the benefit of creditors or commencement of any proceeding under and bankruptcy or insolvency law by or against any party; entry for an order for relief against either party;

                           (d) In the event of a liquidating distribution to the either party's shareholders (or similar event);

                           (e) Any  purported  combination,   consolidation  or
                           merger of the a party into another entity, in a transaction where such party is not the surviving entity under applicable law; provided, however, that an initial public offering shall not be considered grounds for termination of this Agreement;

                           (f) Any sale or issuance of a party's securities that places a majority of the voting power of such shares in the control of persons or entities not having such control on September 30, 1997;

                           (g) Any sale, exchange, or other disposition of all or substantially all of the other party's assets;

                           (h) Any change in a party's upper  management
                           personnel, if  such   management   personnel   was
                           key  to  the continuation  of this  Agreement  and
                           the  absence of such   management   personnel   would
                           frustrate the continued provision of the products and services contemplated by this Agreement;

                                    (i) If a party proposes to act or conducts itself in such a manner as to directly compete with the primary business purpose of non-breaching party;

                                    (j)  The  failure  of a  party  to  maintain
                                    licenses  or   certifications   required  to
                                    operate in conformity with this Agreement.

                                    (k) A party conducts itself in such a way as
                                    to reflect  negatively on the  reputation of
                                    the  non-breaching  party,  which  shall  be
                                    limited to  circumstances  in which  NYLCare
                                    Mid-Atlantic  or  Doctors  Health  or any of
                                    their  respective  officers,   directors  or
                                    management employees, is found guilty of a felony, or engages in gross misconduct which directly results in prohibiting the other party from participating in the Medicare program.

                                    (l) The commission or omission of any act or
                                    any  conduct or  allegation  of conduct  for
                                    which the a party's  license,  certification
                                    or accreditation, or right to participate in
                                    the  Medicare  program,  may be  subject  to
                                    revocation  or  suspension,  whether  or not
                                    actually  revoked  or  suspended,  or if the
                                    party  is  otherwise   disciplined   by  any
                                    licensing, regulatory,  professional entity,
                                    or  any   professional   organization   with
                                    appropriate jurisdiction.

                                    (m) The failure by NYLCare  Mid-Atlantic  to
                                    make  capitation   payments  net  of  claims
                                    payments as provided in Attachment B.

         7.3 Cure Period. If either party to this Agreement substantially fails to perform any material duty or obligation imposed upon it by this Agreement or otherwise is in material breach of this Agreement, other than an event of default set forth in
                  Section 7.2, and such default shall continue for a period of ninety (90) days after written notice thereof specifying the nature of the default has been given to it by the other party, (or such longer time if the failure can not be cured within such 90 days as long as the party in breach has initiated and is diligently pursuing a cure within the 90 day time period which is reasonably likely to cure the breach in a commercially reasonable time frame), the other party may terminate this Agreement upon ninety (90) days prior written notice and seek such relief or pecuniary loss or damages caused by such breaching party, including, without limitation, actual damages. Failure to make payments by NYLCare Mid-Atlantic in accordance with this Agreement is grounds for immediate termination after NYLCare Mid-Atlantic has had ninety (90) days to cure such default.

         7.4 Termination by Agreement. In the event NYLCare Mid-Atlantic and Doctors Health shall mutually agree in writing, this Agreement may be terminated effective on the date specified in such written agreement.

         7.5 Termination Based on Prospective Regulatory Changes. Notwithstanding the parties' agreement to modify this Agreement when necessary because of prospective legal events as set forth in Section 9.4, if an amendment to this Agreement is required based on regulatory mandate and such amendment involves a modification which is substantially burdensome on either party and which was not contemplated by the burdened party as of the date of execution of this Agreement, such burdened party may terminate this Agreement upon ninety (90) days written notice to the other party without penalty.

         7.6 Cross Default. The Doctors Health Risk Contract is hereby incorporated by reference. In the event of a conflict between this Agreement and the Doctors Health Risk Contract, except for Attachment B, this Agreement shall control. In the event that the Doctors Health Risk Contract expires, is not renewed, or is terminated by either party for any reason, the parties agree that this Agreement may be terminated by Doctors Health.

         7.7 Procedure Upon Termination. In the event of the termination of this Agreement by either party for any reason, the Participating Providers' obligations to follow the policies and procedures adopted by Doctors Health shall remain in full force and effect until the end of the term of such contract, and for a period of ninety (90) days following the date of termination. During this period, Doctors Health shall assist NYLCare Mid-Atlantic in effecting an orderly transition of the Medicare Network Manager functions undertaken by Doctors Health as follows:

                           (a) Beginning on the date of receipt of notice of termination for any reason by either party, Doctors Health shall, upon written request of NYLCare Mid-Atlantic, immediately cooperate with NYLCare Mid-Atlantic in transferring all property of NYLCare Mid-Atlantic in Doctors Health's possession, and in arranging for the delivery of information and record keeping functions to NYLCare Mid-Atlantic or such entity as is selected by NYLCare Mid-Atlantic to assume the duties performed by Doctors Health (the "Designated Entity"), so as to assist NYLCare Mid-Atlantic in minimizing any interruption in its operations. Consistent with the usual and customary industry practices, and subject to applicable vendor contracts between Doctors Health and any third party, Doctors Health shall, or shall cause any such third party to: (a) deliver or cause to be delivered to NYLCare Mid-Atlantic or the Designated Entity, within ninety (90) days of the termination date, all documents, information and material of NYLCare Mid-Atlantic (including electronic, microfilm and magnetic media records); and (b) cooperate with NYLCare Mid-Atlantic in the transfer to NYLCare Mid-Atlantic or the Designated Entity of all information and records directly relating to and necessary to perform the
                           various   functions  and services  undertaken  by
                           Doctors Health under this Agreement in the operation of NYLCare Mid-Atlantic, including the planning and execution of such transfer and diagnosis and correction of errors arising in the course of such transfers.

                           (b) All records, data and other information transferred pursuant to this Section (the "Transferred Information") shall be furnished to NYLCare Mid-Atlantic in machine readable form or in such other format and medium agreed upon by NYLCare Mid-Atlantic and Doctors Health, which shall be reasonable and appropriate for the nature of the specific type of Transferred Information.

                           (c) Each party shall use its commercially reasonable best efforts to ensure that the transfer of
                           Transferred Information and any other property of NYLCare Mid-Atlantic under this Section shall be completed no more than ninety (90) days following the termination date; provided, however, that within the time period before such completion, Doctors Health shall use its commercially reasonable efforts to meet reasonable scheduling, directed by NYLCare Mid-Atlantic, during normal business hours.

                           (d) Each party shall use commercially reasonable efforts to make the orderly transfer of Enrollees to NYLCare Mid-Atlantic Participating Providers.

         7.8 Rights and Obligations Upon Termination. Upon termination of this Agreement for any reason, the rights of each party hereunder shall terminate, except as provided in elsewhere in this Agreement. Any such termination, however, shall not release NYLCare Mid-Atlantic or Doctors Health from its obligations under this Agreement prior to the effective date of termination.

                       8.0 ALTERNATIVE DISPUTE RESOLUTION

         8.1 Agreement to Arbitrate. Any controversy, dispute, or claim arising out of or relating to this Agreement or the breach thereof, including any question regarding the existence of an event of default or the interpretation, existence, validity or termination of this Agreement, shall be resolved in accordance with the procedures set forth in this Section, which culminate with final and binding arbitration; however, the procedures, including arbitration, shall not be binding in a legal proceeding brought by a third party against NYLCare Mid-Atlantic or Doctors Health (a "Defendant"), or any cross claim or third party claim by such Defendant against NYLCare Mid-Atlantic or Doctors Health.

         8.2      Consolidation.  In the event of any  controversy,  dispute  or claim arising out of or related to the Risk Agreement is related to any controversy, dispute or claim arising out of this Agreement, then the parties agree that their respective claims will be consolidated and resolved in a single proceeding under this Section 8.

         8.3 Informal Resolution. A party serve shall serve written notice of any dispute, controversy, or claim arising out of this Agreement. The notice shall describe the dispute, controversy, or claim with sufficient specificity to give the other party notice of its nature. Within thirty (30) days of the written notice, representatives of the parties with authority to settle the matter shall meet and confer in good faith at a mutually acceptable time and place, and as often thereafter as they may deem reasonably necessary, in an effort to reach an amicable solution.

         8.4 Demand for Arbitration. If the parties are unable to reach an amicable solution after making good faith attempts as described in Section 8.2, either party may initiate arbitration proceedings by filing a demand for arbitration with the American Arbitration Association ("AAA") in Washington, D.C. A party wishing to commence arbitration will send a written notice of intent to arbitrate to the other party, and arbitration will be commenced within thirty (30) days after such notice is received.

         8.5 Mediation. The parties agree that arbitration before AAA will be stayed pending mediation in accordance with AAA Mediation Rules. If the parties are unable to agree on the selection of a mediator, a mediator will be selected from a list of neutrals provided by AAA. The parties will request that AAA provide a list of three neutrals, each of whom shall have a minimum of seven (7) years of experience in the provision of legal services to the health care industry. If the parties are unable to agree on a mediator from the list provided by AAA, AAA will select a mediator from the list provided. Prior to the selection of the mediator by AAA, the parties shall each be permitted one strike from the mediator list provided by AAA. If the parties are unable to reach an amicable resolution of the dispute after good faith attempts at mediation, then the parties shall proceed to final and binding arbitration as set forth in Section 8.5.

         8.6 Arbitration Procedures. Except as expressly provided in this Section, the arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as they are in effect when the arbitration is conducted.

                           (a) The arbitration will take place before a panel of three (3) independent and neutral arbitrators, each of whom shall have demonstrated expertise in the health care industry in their respective fields. The arbitration panel will be composed of one attorney, one Chief Financial Officer from a major health care provider, and one person who has served as a Chief Executive Officer of a major health care provider at the level of senior management, except that none of these individuals may be an employee of an insurance company. The person who has served as a Chief
                           Executive   Officer   will  be  the   chair   of  the
                           arbitration panel.

                           (b) The arbitration shall be conducted in the State of Maryland unless otherwise agreed upon by both parties.

                           (c) The decision of the majority of the arbitrators will be final and binding. Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. The parties shall bear their own discretionary costs, including attorneys' fees, but the cost of the arbitration itself will be shared equally by the parties.

         8.7 Injunctive Relief. Notwithstanding this agreement to arbitrate, NYLCare Mid-Atlantic or Doctors Health may seek interim and/or permanent injunctive relief pursuant to this Agreement in any court of competent jurisdiction.


                                9.0 MISCELLANEOUS

         9.1 Relationship of the Parties. This Agreement is not intended to create nor shall be construed to create any relationship between Doctors Health and NYLCare Mid-Atlantic other than that of independent entities contracting for the purpose of effecting provisions of this Agreement. Neither party nor any of their representatives shall be construed to be the agent, employer, employee or representative of the other.

         9.2 Independent Judgment. Nothing in this Agreement, including Network Management Physicians' participation in the Care Management, Quality Management and Utilization Management process, shall be construed to interfere with or in any way affect a Participating Provider's obligation to exercise independent medical judgment in rendering health care services to Members.

         9.3 Third Party Beneficiaries. This Agreement is not intended to create or confer a third party beneficiary status or rights in any person not a party to this Agreement, including Members, Payors, Participating Providers or other third parties, unless such rights are expressly set forth in this Agreement.

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


         9.4 Contract Modifications for Prospective Legal Events. In the event that any state or federal laws or regulations, now existing or enacted or promulgated after the Effective Date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel to either party in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, NYLCare Mid-Atlantic and Doctors Health shall amend this Agreement as necessary to bring it into compliance with the law. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between NYLCare Mid-Atlantic and Doctors Health, which may include equitable adjustments in the capitation rates or the consideration received by Doctors Health pursuant to this Agreement

         9.5 Confidentiality. The parties acknowledge that as a result of this Agreement, each may have access to certain trade secrets and other confidential and proprietary information of the other. Each party shall hold such trade secrets and other confidential and proprietary information, including the terms and conditions of this Agreement, in confidence and shall not disclose such information, either by publication or otherwise, to any person not otherwise bound by a duty of confidentiality without the prior written consent of the other party except as may be required by law and except as may be required to fulfill the rights and obligations set forth in this Agreement.

         9.6 Assignment and Delegation of Duties. This Agreement and the rights and duties created hereunder may not be assigned nor transferred by NYLCare Mid-Atlantic or Doctors Health without the prior written consent of the other party, except that Doctors Health may assign this Agreement and the rights and duties created hereunder to an Affiliate of Doctors Health, nor may, or will, any such rights or duties be assumed or delegated by operation of law by any successor entity in a statutory merger or similar business combination involving one of the parties hereto in a transaction where such party is not the surviving entity under applicable law. Any attempted transfer or assignment by contract shall be void and of no effect.

         9.7 Governing Law. The validity, interpretation and performance of this Agreement shall be governed and construed in accordance with the laws and regulations of the State of Maryland, including its choice of law rules, except to the extent such laws and regulations are preempted or superceded by federal law or regulation. The parties acknowledge that Doctors Health is not authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine or the business of insurance. To the extent any act or service required of Doctors Health in this Agreement should be construed or deemed, by any governmental authority, agency or court to constitute the practice of medicine or the business of insurance, the performance of said act or service by Doctors Health shall be deemed waived.

         9.8 Amendment. Except as provided above, amendments to this Agreement shall be agreed to in advance in writing by NYLCare Mid-Atlantic and Doctors Health.

         9.9 Entire Contract. This Agreement and the attachments hereto contains all the terms and conditions agreed upon by the parties with respect to the subject matter hereof, and supersedes all other agreements, express or implied, regarding the subject matter hereof.

         9.10 Notice. Any notice required hereunder shall be in writing and shall be effective two (2) days after it is sent by United States mail, postage prepaid, to Doctors Health and NYLCare Mid-Atlantic at the address set forth below:

     If to Doctors Health:       Doctors Health, Inc.
                                 10451 Mill Run Circle, 10th Floor
                                 Owings Mills, Maryland 21117
                                 Attn: Stewart B. Gold
                                       Chief Executive Officer & President

     If to NYLCare Mid-Atlantic: NYLCare Health Plans of the Mid-Atlantic, Inc.
                                 7601 Ora Glen Drive
                                 Greenbelt, Maryland 20770
                                 Attn: Jeff Emerson, Chief Executive Officer

or to such other address as either party shall notify in writing.

         9.11     Enforceability    and   Waiver.   The   invalidity   and   non
                  enforceability of any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

         9.12 Non-discrimination. Each party agrees not to discriminate against any Member on account of race, color, age, marital status, religion, national origin, gender, or physical or mental handicap, or the source of payment.

         9.13 Interpretation. For all purposes of interpretation or construction of this Agreement, the singular shall include the plural and the plural shall include the singular, and each gender shall include the other gender. Captions and section headings used herein are for convenience only and are not part of this Agreement and shall not be used in construing it.

         9.14 Additional Documents. Each of the parties hereto agrees to execute any document or documents that may be requested from time to time by the other party to implement or complete such party's obligations pursuant to this Agreement.

         9.15 Indemnification. Each party agrees to indemnify, defend and hold harmless the other, its agents and employees from and against any and all liability or expense, including defense costs and legal fees, incurred in connection with claims for damages of any nature, including but not limited to bodily injury, death, personal injury, property damage, or other damages arising from the performance or failure to perform its obligations under this Agreement, unless it is determined that the liability was the direct consequence of negligence or willful misconduct on the part of the other party, its agents or employees.

         9.16 Medical Judgment. NYLCare Mid-Atlantic and Doctors Health agree that Participating Providers are solely responsible for the professional decisions, judgments, treatments, diagnoses and services delivered to Enrollees. Neither NYLCare Mid-Atlantic nor Doctors Health is responsible for the provision of such care. Neither NYLCare Mid-Atlantic nor Doctors Health, or any of their officers, directors, employees, agents or other representatives shall be liable or responsible in any way to any party or person for any act or omission of a Participating Provider in connection with the rendering of health care services to Enrollees.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 3rd day of October, 1997.


                                       DOCTORS HEALTH, INC.

Witness:
/s/ Paul A. Serini                     By: /s/ Stewart B. Gold
------------------                         -------------------
                                           Stewart B. Gold

                                           Chief Executive Officer & President


                                       NYLCARE HEALTH PLANS
                                       OF THE MID-ATLANTIC, INC.


/s/ Keziah K. Khan                     By: /s/ Jeff Emerson
------------------                         ----------------
                                           Jeff Emerson
                                           Chief Executive Officer

                                  ATTACHMENT A
                                  ------------

      For purposes of this Agreement, the Service Area for use by NYLCare
        Mid-Atlantic for the enrollment of Members and to define in-area emergency services shall be:

           The State of Maryland, except for Prince George's County;

 The Cities and Counties in the Commonwealth of Virginia identified in the map attached as Exhibit 1 to this Attachment A.

                                    EXHIBIT 1
                                  ATTACHMENT A
                                  ------------

   Map depicting NYLCare's service area in Maryland, the District of Columbia and Virginia

                                  ATTACHMENT B
                                  ------------

                        CAPITATION/FINANCIAL ARRANGEMENTS
                        ---------------------------------

1. NYLCare Mid-Atlantic shall make Capitation payments to Doctors Health on the tenth (10th) day of each month for all Members enrolled in the Health Plan on the first (1st) day of such month and who have selected or been assigned to a NYLCare Mid-Atlantic Physician as their primary care physician in the Doctors Health Service Area. A summary listing showing Enrollees (and their Primary Care Physicians) will be provided (by electronic transfer where possible) with payment from NYLCare Mid-Atlantic. Also on the listing will be a calculation of any retroactive adjustments either adding or deleting Enrollees, provided, however, that such retroactive adjustments must be made within ninety (90) days of payment. Claims payments for non-capitated Covered Services will be deducted from the capitation payments due Doctors Health as provided in Section 3.4 of the Agreement. Doctors Health shall be liable for the cost of all Covered Services provided to any Member who selects or is assigned to a NYLCare Mid-Atlantic primary care physician, PROVIDED, however, that Doctors Health shall not receive a capitation payment, and shall not be liable for the cost of Covered Services provided to any Member who, as of the Effective Date, has been assigned a case manager for a procedure and/or is in an institutional setting, including but not limited to a hospital, until such Member has been discharged from care and from the institutional setting or until such time as the parties make a determination that the best interest of the
         Enrollee  would  be  served  by  transferring   medical  management  of
         the Enrollee from NYLCare Mid-Atlantic to Doctors Health. For purposes of this Attachment B, Covered Services shall include Emergency Services and Out-Of-Area Urgent Services (but no other Covered Services) provided outside of the Doctors Health Service
         Area. For Covered Services to Members which were initiated prior to the Effective Date, NYLCare Mid-Atlantic shall be solely liable for the cost of all such Covered Services for the period after October 1, 1997.

2. In consideration of the above capitation amounts, and except as set forth above, Doctors Health shall provide or arrange for all those Covered Services to Enrollees set forth in Attachment C, and shall assume the responsibility for the cost of said services. Regardless of the number of NYLCare Mid-Atlantic Physicians rendering services, if any, to Enrollee during any month, only one capitation payment will be made to Doctors Health each month for each Member. The capitation payment shall be made regardless of the type or amount of service rendered to the Member during a given month.

3.       Capitation Schedule (Per Member Per Month)
         ------------------------------------------

         Except as provided below, the capitation schedule (per member per month) shall be **.*% of the Premium.

4. Capitation Schedule (Per Member Per Month) For Eligible Enrollees In Certain Counties and Cities in the Commonwealth of Virginia
         --------------------------------------------------------------

         For the period October 1, 1997 through June 30, 1998, NYLCare Mid-Atlantic will pay Doctors Health at least $*** PMPM for NYLCare 65 Enrollees residing in the following counties and cities in Virginia regardless of AAPCC and/or Premium then in effect.

                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***
                               ***

With respect to enrollees residing in Virginia counties not listed in this Attachment B, NYLCare Mid-Atlantic will, through December 31, 1997, pay Doctors Health *** $*** PMPM, regardless of the AAPCC and/or Premium then in effect.